Exhibit 99.1
ENDO REPORTS SECOND-QUARTER 2018 FINANCIAL RESULTS

•	Second-quarter 2018 revenues of $715 million compared to second-quarter 2017 revenues of $876 million

•	Second-quarter 2018 XIAFLEX® franchise revenues increased 27 percent versus second-quarter 2017 to $64 million

•	Second-quarter 2018 Sterile Injectables revenues increased 21 percent versus second-quarter 2017 to $218 million

•	Entered exclusive licensing agreement with Nevakar for the development of five 505(b)(2) injectable products

•	Company raises 2018 financial guidance

•	Phase 3 trials for collagenase clostridium histolyticum (CCH) for the treatment of cellulite now expected to have top-line results in fourth-quarter 2018
DUBLIN, August 8, 2018 -- Endo International plc (NASDAQ: ENDP) today reported second-quarter 2018 financial results, including:

•	Revenues of $715 million, an 18 percent decrease compared to second-quarter 2017 revenues of $876 million; revenues increased two percent compared to first-quarter 2018.

•	Reported net loss from continuing operations of $52 million compared to second-quarter 2017 reported net loss from continuing operations of $696 million.

•	Reported diluted loss per share from continuing operations of $0.23 compared to second-quarter 2017 reported diluted loss per share from continuing operations of $3.12.

•	Adjusted income from continuing operations of $172 million compared to second-quarter 2017 adjusted income from continuing operations of $207 million.

•	Adjusted diluted EPS from continuing operations of $0.76 compared to second-quarter 2017 adjusted diluted EPS from continuing operations of $0.93.

•	Adjusted EBITDA of $351 million compared to second-quarter 2017 adjusted EBITDA of $388 million.
"Throughout 2018, we successfully executed on our strategic initiatives. We continued to reinvest into our Specialty segment, which delivered record Xiaflex sales in the second-quarter. The recent growth of our U.S. Branded Sterile Injectables business has focused our efforts on completing the Somerset/Wintac acquisition, which remains on track to close in the fourth quarter. Additionally, we are proud to announce a new collaboration with Nevakar, Inc. We believe this collaboration will bring several critical care products to our sterile portfolio," said Paul Campanelli, President and CEO of Endo. "Lastly, while our U.S. Generic Pharmaceuticals segment has faced a challenging market environment, we are cautiously optimistic that the portfolio decisions we made over the past 18 months position us well for the future."
FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Total Revenues	$714,696	$875,731	(18)%	$1,415,223	$1,913,331	(26)%
Reported Loss from Continuing Operations	$(52,479)	$(696,020)	(92)%	$(550,217)	$(861,443)	(36)%
Reported Diluted Weighted Average Shares	223,834	223,158	—%	223,677	223,086	—%
Reported Diluted Loss per Share from Continuing Operations	$(0.23)	$(3.12)	(93)%	$(2.46)	$(3.86)	(36)%
Adjusted Income from Continuing Operations	$172,195	$207,201	(17)%	$322,978	$482,446	(33)%
Adjusted Diluted Weighted Average Shares[1]	227,273	223,785	2%	226,114	223,560	1%
Adjusted Diluted EPS from Continuing Operations	$0.76	$0.93	(18)%	$1.43	$2.16	(34)%
__________

(1)
Diluted per share data is computed based on weighted average shares outstanding and, if there is income from continuing operations during the period, the dilutive impact of share equivalents outstanding during the period. In the case of Adjusted Diluted Weighted Average Shares, Adjusted Income from Continuing Operations is used in determining whether to include such dilutive impact.

CONSOLIDATED RESULTS
Total revenues were $715 million in second-quarter 2018 compared to $876 million in the same period in 2017. This performance was primarily attributable to the loss of marketing exclusivity in the first half of 2017 for the first-to-file U.S. Generic Pharmaceuticals product ezetimibe tablets, the generic version of ZETIA®. Also contributing to the quarter's revenue performance versus prior year were the annualization of the impact from 2017 competitive entries and product discontinuances in the U.S. Generic Pharmaceuticals segment, the divestitures of the Company's South African and Mexican businesses, Litha and Somar, and the voluntary market withdrawal of OPANA® ER.
GAAP net loss from continuing operations in second-quarter 2018 was $52 million compared to GAAP net loss from continuing operations of $696 million during the same period in 2017. This was primarily attributable to lower pre-tax, non-cash asset impairment charges. GAAP diluted net loss per share from continuing operations for second-quarter 2018 was $0.23, compared to GAAP diluted net loss per share from continuing operations of $3.12 in second-quarter 2017.

Adjusted income from continuing operations in second-quarter 2018 was $172 million compared to $207 million in second-quarter 2017. This performance was primarily attributable to lower revenues of ezetimibe tablets, the divestitures of Litha and Somar and the voluntary withdrawal of OPANA® ER. Adjusted diluted EPS from continuing operations in second-quarter 2018 was $0.76 compared to $0.93 in second-quarter 2017.
U.S. BRANDED - SPECIALTY & ESTABLISHED PHARMACEUTICALS
During second-quarter 2018, Endo accelerated the recruitment for two Phase 3 clinical trials of collagenase clostridium histolyticum (or “CCH”) for the treatment of cellulite and now expects topline results in fourth-quarter 2018.
Second-quarter 2018 U.S. Branded - Specialty & Established Pharmaceuticals results include:

•
Revenues of $213 million compared to $245 million in second-quarter 2017; this performance was primarily attributable to the voluntary cessation of OPANA® ER shipments in third-quarter 2017. Excluding OPANA® ER and SUMAVEL™ DosePro™, which was discontinued in first-quarter 2018, revenues increased two percent compared to second-quarter 2017.

•
Specialty Products revenues increased 9 percent in second-quarter 2018 compared to second-quarter 2017, primarily driven by strong performance from XIAFLEX®. Sales of XIAFLEX® increased 27 percent compared to second-quarter 2017; this increase was primarily attributable to volume growth in both Dupuytren’s Contracture and Peyronie’s Disease.

U.S. BRANDED - STERILE INJECTABLES
During second-quarter 2018, the U.S. Branded Sterile Injectables segment launched glycopyrrolate injection, the generic version of ROBINUL®, as Somerset Therapeutics' exclusive distributor.
Also in second-quarter 2018, Endo entered into an exclusive licensing agreement with Nevakar, a specialty pharmaceutical company developing multiple assets in the ophthalmic and injectable areas, for the development of five differentiated, sterile injectable products in the U.S. and Canada. Nevakar will develop and seek U.S. Food and Drug Administration (FDA) approval for these products and Endo's Par Pharmaceuticals Sterile Products division will launch and distribute them upon approval. In July, the segment launched ertapenem for injection, the authorized generic of INVANZ®.
Second-quarter 2018 U.S. Branded - Sterile Injectables results include:

•	Revenues of $218 million, a 21 percent increase compared to second-quarter 2017; this increase was primarily attributable to strong growth of ADRENALIN® and VASOSTRICT®.

U.S. GENERIC PHARMACEUTICALS
During second-quarter 2018, the U.S. Generic Pharmaceuticals segment launched praziquantel tablets, the first-to-market generic version of BILTRICIDE®. In July, the segment launched colchicine tablets, the authorized generic of COLCRYS®.
Second-quarter 2018 U.S. Generic Pharmaceuticals results include:

•
Revenues of $241 million compared to $383 million in second-quarter 2017; this performance was primarily attributable to the loss of marketing exclusivity in the first half of 2017 for the first-to-file product ezetimibe tablets. Also contributing were the annualization of the impact from 2017 competitive entries and previously announced product discontinuances, including the authorized generic of metoprolol.

INTERNATIONAL PHARMACEUTICALS
Second-quarter 2018 International Pharmaceuticals revenues were $43 million, compared to $67 million in the same period in 2017. This performance is primarily attributable to the sale of Litha and Somar in the second-half of 2017. Excluding Litha and Somar, which were divested in 2017, International Pharmaceuticals second-quarter 2018 revenues increased 25 percent compared to second-quarter 2017.
2018 FINANCIAL GUIDANCE
For the full twelve months ending December 31, 2018, at current exchange rates, Endo is raising its financial guidance. The Company now estimates:

•	Total revenues to be between $2.75 billion and $2.85 billion;

•	Adjusted diluted EPS from continuing operations to be between $2.50 and $2.60; and

•	Adjusted EBITDA from continuing operations to be between $1.27 billion and $1.33 billion.
The Company’s 2018 non-GAAP financial guidance is based on the following assumptions:

•	Adjusted gross margin of approximately 68.5% to 69.5%;

•	Adjusted operating expenses as a percentage of revenues of approximately 26.0% to 27.0%;

•	Adjusted interest expense of approximately $530 million to $540 million;

•	Adjusted effective tax rate of approximately 11.0% to 12.0%; and

•	Adjusted diluted weighted average shares outstanding of approximately 229 million.

BALANCE SHEET, LIQUIDITY AND OTHER UPDATES
As of June 30, 2018, the Company had $1,099 million in unrestricted cash; debt of $8.3 billion; net debt of approximately $7.2 billion and a net debt to adjusted EBITDA ratio of 5.2.
Second-quarter 2018 cash provided by operating activities was $170 million, compared to $171 million of net cash provided by operating activities in the comparable 2017 period.
CONFERENCE CALL INFORMATION
Endo will conduct a conference call with financial analysts to discuss this press release today at 9:00 a.m. ET. The dial-in number to access the call is U.S./Canada (866) 497-0462, International (678) 509-7598, and the passcode is 1586569. Please dial in 10 minutes prior to the scheduled start time.
A replay of the call will be available from August 8, 2018 at 12:00 p.m. ET until 12:00 p.m. ET on August 11, 2018 by dialing U.S./Canada (855) 859-2056, International (404) 537-3406, and entering the passcode 1586569.
A simultaneous webcast of the call can be accessed by visiting http://investor.endo.com/events-and-presentations. In addition, a replay of the webcast will be available on the Company website for one year following the event.

ZETIA is a U.S. registered trademark of MSD International GMBH LLC
DOSEPRO is a U.S. registered trademark of Zogenix, Inc.
ROBINUL is a U.S. registered trademark of Wyeth LLC.
VOLTAREN is a registered trademark of Novartis Corporation
COLCRYS is a registered trademark of Takeda Pharmaceuticals U.S.A., Inc.
BILTRICIDE is a registered trademark of Bayer Intellectual Property GmbH
INVANZ is a registered trademark of Merck Sharp & Dohme Corp.

FINANCIAL SCHEDULES
The following table presents Endo's unaudited Total Revenues for the three and six months ended June 30, 2018 and 2017 (dollars in thousands):

	Three Months Ended June 30,		Percent Growth	Six Months Ended June 30,		Percent Growth
	2018	2017		2018	2017
U.S. Branded - Specialty & Established Pharmaceuticals:
Specialty Products:
XIAFLEX®	$63,500	$50,077	27%	$120,641	$99,602	21%
SUPPRELIN® LA	19,963	23,649	(16)%	40,540	42,830	(5)%
Other Specialty (1)	36,429	36,745	(1)%	70,626	72,773	(3)%
Total Specialty Products	$119,892	$110,471	9%	$231,807	$215,205	8%
Established Products:
PERCOCET®	$30,833	$30,889	—%	$62,809	$61,834	2%
VOLTAREN® Gel	17,811	20,270	(12)%	29,128	34,544	(16)%
OPANA® ER	—	31,582	(100)%	—	67,300	(100)%
Other Established (2)	44,101	51,976	(15)%	89,128	116,464	(23)%
Total Established Products	$92,745	$134,717	(31)%	$181,065	$280,142	(35)%
Total U.S. Branded - Specialty & Established Pharmaceuticals (3)	$212,637	$245,188	(13)%	$412,872	$495,347	(17)%
U.S. Branded - Sterile Injectables:
VASOSTRICT®	$106,329	$95,750	11%	$220,054	$194,908	13%
ADRENALIN®	36,658	19,032	93%	66,398	25,129	NM
Other Sterile Injectables (4)	74,856	65,510	14%	147,245	132,423	11%
Total U.S. Branded - Sterile Injectables (3)	$217,843	$180,292	21%	$433,697	$352,460	23%
Total U.S. Generic Pharmaceuticals	$241,236	$383,020	(37)%	$490,476	$932,835	(47)%
Total International Pharmaceuticals	$42,980	$67,231	(36)%	$78,178	$132,689	(41)%
Total Revenues	$714,696	$875,731	(18)%	$1,415,223	$1,913,331	(26)%
__________

(1)	Products included within Other Specialty include TESTOPEL®, NASCOBAL® Nasal Spray and AVEED®.

(2)	Products included within Other Established include, but are not limited to, LIDODERM®, EDEX®, TESTIM® and FORTESTA® Gel, including the authorized generics.

(3)
Individual products presented above represent the top two performing products in each product category and/or any product having revenues in excess of $25 million during any quarterly period in 2018 or 2017.

(4)	Products included within Other Sterile Injectables include, but are not limited to, APLISOL®, ephedrine sulfate injection and neostigmine methylsulfate injection.

The following table presents unaudited Condensed Consolidated Statement of Operations data for the three and six months ended June 30, 2018 and 2017 (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
TOTAL REVENUES	$714,696	$875,731	$1,415,223	$1,913,331
COSTS AND EXPENSES:
Cost of revenues	381,905	539,401	785,503	1,208,363
Selling, general and administrative	148,157	155,555	314,824	332,795
Research and development	82,102	40,869	120,748	83,878
Litigation-related and other contingencies, net	19,620	(2,600)	17,120	(1,664)
Asset impairment charges	22,767	725,044	471,183	929,006
Acquisition-related and integration items	5,161	4,190	11,996	15,070
OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS	$54,984	$(586,728)	$(306,151)	$(654,117)
INTEREST EXPENSE, NET	130,059	121,747	254,049	233,746
LOSS ON EXTINGUISHMENT OF DEBT	—	51,734	—	51,734
OTHER INCOME, NET	(28,831)	(6,709)	(31,709)	(8,746)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(46,244)	$(753,500)	$(528,491)	$(930,851)
INCOME TAX EXPENSE (BENEFIT)	6,235	(57,480)	21,726	(69,408)
LOSS FROM CONTINUING OPERATIONS	$(52,479)	$(696,020)	$(550,217)	$(861,443)
DISCONTINUED OPERATIONS, NET OF TAX	(8,388)	(700,498)	(16,139)	(708,903)
NET LOSS	$(60,867)	$(1,396,518)	$(566,356)	$(1,570,346)
NET LOSS PER SHARE—BASIC:
Continuing operations	$(0.23)	$(3.12)	$(2.46)	$(3.86)
Discontinued operations	(0.04)	(3.14)	(0.07)	(3.18)
Basic	$(0.27)	$(6.26)	$(2.53)	$(7.04)
NET LOSS PER SHARE—DILUTED:
Continuing operations	$(0.23)	$(3.12)	$(2.46)	$(3.86)
Discontinued operations	(0.04)	(3.14)	(0.07)	(3.18)
Diluted	$(0.27)	$(6.26)	$(2.53)	$(7.04)
WEIGHTED AVERAGE SHARES:
Basic	223,834	223,158	223,677	223,086
Diluted	223,834	223,158	223,677	223,086

The following table presents unaudited Condensed Consolidated Balance Sheet data at June 30, 2018 and December 31, 2017 (in thousands):

	June 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,098,788	$986,605
Restricted cash and cash equivalents	358,211	320,453
Accounts receivable	451,240	517,436
Inventories, net	343,318	391,437
Other current assets	57,341	55,146
Total current assets	$2,308,898	$2,271,077
TOTAL NON-CURRENT ASSETS	8,549,137	9,364,503
TOTAL ASSETS	$10,858,035	$11,635,580
LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$2,117,079	$2,184,618
Other current liabilities	35,987	36,291
Total current liabilities	$2,153,066	$2,220,909
LONG-TERM DEBT, LESS CURRENT PORTION, NET	8,233,005	8,242,032
OTHER LIABILITIES	534,041	687,759
SHAREHOLDERS' (DEFICIT) EQUITY	(62,077)	484,880
TOTAL LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY	$10,858,035	$11,635,580

The following table presents unaudited Condensed Consolidated Statement of Cash Flow data for the six months ended June 30, 2018 and 2017 (in thousands):

	Six Months Ended June 30,
	2018	2017
OPERATING ACTIVITIES:
Net loss	$(566,356)	$(1,570,346)
Adjustments to reconcile Net loss to Net cash provided by operating activities:
Depreciation and amortization	379,646	499,656
Asset impairment charges	471,183	929,006
Other, including cash payments to claimants from Qualified Settlement Funds	(65,341)	480,770
Net cash provided by operating activities	$219,132	$339,086
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, excluding capitalized interest	$(41,960)	$(59,729)
Proceeds from sale of business and other assets, net	37,971	18,531
Other	(4,999)	—
Net cash used in investing activities	$(8,988)	$(41,198)
FINANCING ACTIVITIES:
Payments on borrowings, net	$(19,650)	$(2,550)
Other	(21,143)	(97,033)
Net cash used in financing activities	$(40,793)	$(99,583)
Effect of foreign exchange rate	(1,010)	2,926
Movement in cash held for sale	—	(21,125)
NET INCREASE IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$168,341	$180,106
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	1,311,014	805,180
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$1,479,355	$985,286

SUPPLEMENTAL FINANCIAL INFORMATION
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company's use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission, which includes an explanation of the Company's reasons for using non-GAAP measures.
The tables below provide reconciliations of certain of our non-GAAP financial measures to their most directly comparable GAAP amounts. Refer to the "Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures" section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net loss (GAAP) to Adjusted EBITDA (non-GAAP) for the three and six months ended June 30, 2018 and 2017 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net loss (GAAP)	$(60,867)	$(1,396,518)	$(566,356)	$(1,570,346)
Income tax expense (benefit)	6,235	(57,480)	21,726	(69,408)
Interest expense, net	130,059	121,747	254,049	233,746
Depreciation and amortization (15)	170,011	212,801	344,469	496,910
EBITDA (non-GAAP)	$245,438	$(1,119,450)	$53,888	$(909,098)

Inventory step-up and other cost savings (2)	$124	$100	$190	$215
Upfront and milestone-related payments (3)	36,964	3,082	38,296	6,177
Inventory reserve increase from restructuring (4)	202	7,899	2,590	7,899
Separation benefits and other restructuring (5)	28,951	16,715	75,550	39,385
Certain litigation-related and other contingencies, net (6)	19,620	(2,600)	17,120	(1,664)
Asset impairment charges (7)	22,767	725,044	471,183	929,006
Acquisition-related and integration costs (8)	1,034	2,240	1,034	6,936
Fair value of contingent consideration (9)	4,127	1,950	10,962	8,134
Loss on extinguishment of debt (10)	—	51,734	—	51,734
Share-based compensation	12,096	7,512	29,986	27,005
Other income, net (16)	(28,831)	(6,709)	(31,709)	(8,746)
Other adjustments	(10)	(114)	(708)	(17)
Discontinued operations, net of tax (13)	8,388	700,498	16,139	708,903
Adjusted EBITDA (non-GAAP)	$350,870	$387,901	$684,521	$865,869

Reconciliation of Adjusted Income from Continuing Operations (non-GAAP)
The following table provides a reconciliation of our Loss from continuing operations (GAAP) to our Adjusted income from continuing operations (non-GAAP) for the three and six months ended June 30, 2018 and 2017 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Loss from continuing operations (GAAP)	$(52,479)	$(696,020)	$(550,217)	$(861,443)
Non-GAAP adjustments:
Amortization of intangible assets (1)	153,215	190,943	310,387	454,077
Inventory step-up and other cost savings (2)	124	100	190	215
Upfront and milestone-related payments (3)	36,964	3,082	38,296	6,177
Inventory reserve increase from restructuring (4)	202	7,899	2,590	7,899
Separation benefits and other restructuring (5)	28,951	16,715	75,550	39,385
Certain litigation-related and other contingencies, net (6)	19,620	(2,600)	17,120	(1,664)
Asset impairment charges (7)	22,767	725,044	471,183	929,006
Acquisition-related and integration costs (8)	1,034	2,240	1,034	6,936
Fair value of contingent consideration (9)	4,127	1,950	10,962	8,134
Loss on extinguishment of debt (10)	—	51,734	—	51,734
Other (11)	(28,007)	(3,233)	(31,261)	(4,168)
Tax adjustments (12)	(14,323)	(90,653)	(22,856)	(153,842)
Adjusted income from continuing operations (non-GAAP)	$172,195	$207,201	$322,978	$482,446

Reconciliation of Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of various other income statement data between the GAAP and non-GAAP amounts for the three and six months ended June 30, 2018 and 2017 (in thousands, except per share data):

Three Months Ended June 30, 2018
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted (loss) income per share from continuing operations (14)
Reported (GAAP)	$714,696	$381,905	$332,791	47%	$277,807	39%	$54,984	8%	$101,228	$(46,244)	$6,235	(13)%	$(52,479)	$(8,388)	$(60,867)	$(0.23)
Items impacting comparability:
Amortization of intangible assets (1)	—	(153,215)	153,215		—		153,215		—	153,215	—		153,215	—	153,215	0.67
Inventory step-up and other cost savings (2)	—	(124)	124		—		124		—	124	—		124	—	124	—
Upfront and milestone-related payments (3)	—	(694)	694		(36,270)		36,964		—	36,964	—		36,964	—	36,964	0.17
Inventory reserve increase from restructuring (4)	—	(202)	202		—		202		—	202	—		202	—	202	—
Separation benefits and other restructuring (5)	—	(26,613)	26,613		(2,338)		28,951		—	28,951	—		28,951	—	28,951	0.13
Certain litigation-related and other contingencies, net (6)	—	—	—		(19,620)		19,620		—	19,620	—		19,620	—	19,620	0.09
Asset impairment charges (7)	—	—	—		(22,767)		22,767		—	22,767	—		22,767	—	22,767	0.10
Acquisition-related and integration costs (8)	—	—	—		(1,034)		1,034		—	1,034	—		1,034	—	1,034	—
Fair value of contingent consideration (9)	—	—	—		(4,127)		4,127		—	4,127	—		4,127	—	4,127	0.02
Other (11)	—	—	—		—		—		28,007	(28,007)	—		(28,007)	—	(28,007)	(0.13)
Tax adjustments (12)	—	—	—		—		—		—	—	14,323		(14,323)	—	(14,323)	(0.06)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	8,388	8,388	—
After considering items (non-GAAP)	$714,696	$201,057	$513,639	72%	$191,651	27%	$321,988	45%	$129,235	$192,753	$20,558	11%	$172,195	$—	$172,195	$0.76

Three Months Ended June 30, 2017
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted (loss) income per share from continuing operations (14)
Reported (GAAP)	$875,731	$539,401	$336,330	38%	$923,058	105%	$(586,728)	(67)%	$166,772	$(753,500)	$(57,480)	8%	$(696,020)	$(700,498)	$(1,396,518)	$(3.12)
Items impacting comparability:
Amortization of intangible assets (1)	—	(190,943)	190,943		—		190,943		—	190,943	—		190,943	—	190,943	0.86
Inventory step-up and other cost savings (2)	—	(100)	100		—		100		—	100	—		100	—	100	—
Upfront and milestone-related payments (3)	—	(682)	682		(2,400)		3,082		—	3,082	—		3,082	—	3,082	0.01
Inventory reserve increase from restructuring (4)	—	(7,899)	7,899		—		7,899		—	7,899	—		7,899	—	7,899	0.04
Separation benefits and other restructuring (5)	—	(5,026)	5,026		(11,689)		16,715		—	16,715	—		16,715	—	16,715	0.07
Certain litigation-related and other contingencies, net (6)	—	—	—		2,600		(2,600)		—	(2,600)	—		(2,600)	—	(2,600)	(0.01)
Asset impairment charges (7)	—	—	—		(725,044)		725,044		—	725,044	—		725,044	—	725,044	3.25
Acquisition-related and integration costs (8)	—	—	—		(2,240)		2,240		—	2,240	—		2,240	—	2,240	0.01
Fair value of contingent consideration (9)	—	—	—		(1,950)		1,950		—	1,950	—		1,950	—	1,950	0.01
Loss on extinguishment of debt (10)	—	—	—		—		—		(51,734)	51,734	—		51,734	—	51,734	0.23
Other (11)	—	—	—		—		—		3,233	(3,233)	—		(3,233)	—	(3,233)	(0.01)
Tax adjustments (12)	—	—	—		—		—		—	—	90,653		(90,653)	—	(90,653)	(0.41)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	700,498	700,498	—
After considering items (non-GAAP)	$875,731	$334,751	$540,980	62%	$182,335	21%	$358,645	41%	$118,271	$240,374	$33,173	14%	$207,201	$—	$207,201	$0.93

Six Months Ended June 30, 2018
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted (loss) income per share from continuing operations (14)
Reported (GAAP)	$1,415,223	$785,503	$629,720	44%	$935,871	66%	$(306,151)	(22)%	$222,340	$(528,491)	$21,726	(4)%	$(550,217)	$(16,139)	$(566,356)	$(2.46)
Items impacting comparability:
Amortization of intangible assets (1)	—	(310,387)	310,387		—		310,387		—	310,387	—		310,387	—	310,387	1.38
Inventory step-up and other cost savings (2)	—	(190)	190		—		190		—	190	—		190	—	190	—
Upfront and milestone-related payments (3)	—	(1,350)	1,350		(36,946)		38,296		—	38,296	—		38,296	—	38,296	0.17
Inventory reserve increase from restructuring (4)	—	(2,590)	2,590		—		2,590		—	2,590	—		2,590	—	2,590	0.01
Separation benefits and other restructuring (5)	—	(53,831)	53,831		(21,719)		75,550		—	75,550	—		75,550	—	75,550	0.34
Certain litigation-related and other contingencies, net (6)	—	—	—		(17,120)		17,120		—	17,120	—		17,120	—	17,120	0.08
Asset impairment charges (7)	—	—	—		(471,183)		471,183		—	471,183	—		471,183	—	471,183	2.10
Acquisition-related and integration costs (8)	—	—	—		(1,034)		1,034		—	1,034	—		1,034	—	1,034	—
Fair value of contingent consideration (9)	—	—	—		(10,962)		10,962		—	10,962	—		10,962	—	10,962	0.05
Other (11)	—	—	—		630		(630)		30,631	(31,261)	—		(31,261)	—	(31,261)	(0.14)
Tax adjustments (12)	—	—	—		—		—		—	—	22,856		(22,856)	—	(22,856)	(0.10)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	16,139	16,139	—
After considering items (non-GAAP)	$1,415,223	$417,155	$998,068	71%	$377,537	27%	$620,531	44%	$252,971	$367,560	$44,582	12%	$322,978	$—	$322,978	$1.43

Six Months Ended June 30, 2017
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted (loss) income per share from continuing operations (14)
Reported (GAAP)	$1,913,331	$1,208,363	$704,968	37%	$1,359,085	71%	$(654,117)	(34)%	$276,734	$(930,851)	$(69,408)	7%	$(861,443)	$(708,903)	$(1,570,346)	$(3.86)
Items impacting comparability:
Amortization of intangible assets (1)	—	(454,077)	454,077		—		454,077		—	454,077	—		454,077	—	454,077	2.03
Inventory step-up and other cost savings (2)	—	(215)	215		—		215		—	215	—		215	—	215	—
Upfront and milestone-related payments (3)	—	(1,351)	1,351		(4,826)		6,177		—	6,177	—		6,177	—	6,177	0.03
Inventory reserve increase from restructuring (4)	—	(7,899)	7,899		—		7,899		—	7,899	—		7,899	—	7,899	0.04
Separation benefits and other restructuring (5)	—	(6,687)	6,687		(32,698)		39,385		—	39,385	—		39,385	—	39,385	0.18
Certain litigation-related and other contingencies, net (6)	—	—	—		1,664		(1,664)		—	(1,664)	—		(1,664)	—	(1,664)	(0.01)
Asset impairment charges (7)	—	—	—		(929,006)		929,006		—	929,006	—		929,006	—	929,006	4.16
Acquisition-related and integration costs (8)	—	—	—		(6,936)		6,936		—	6,936	—		6,936	—	6,936	0.03
Fair value of contingent consideration (9)	—	—	—		(8,134)		8,134		—	8,134	—		8,134	—	8,134	0.04
Loss on extinguishment of debt (10)	—	—	—		—		—		(51,734)	51,734	—		51,734	—	51,734	0.23
Other (11)	—	—	—		—		—		4,168	(4,168)	—		(4,168)	—	(4,168)	(0.02)
Tax adjustments (12)	—	—	—		—		—		—	—	153,842		(153,842)	—	(153,842)	(0.69)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	708,903	708,903	—
After considering items (non-GAAP)	$1,913,331	$738,134	$1,175,197	61%	$379,149	20%	$796,048	42%	$229,168	$566,880	$84,434	15%	$482,446	$—	$482,446	$2.16

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the Non-GAAP financial measures for the three and six months ended June 30, 2018 and 2017 are as follows:

(1)	Adjustments for amortization of commercial intangible assets included the following (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Amortization of intangible assets excluding fair value step-up from contingent consideration	$146,906	$180,886	$296,766	$433,775
Amortization of intangible assets related to fair value step-up from contingent consideration	6,309	10,057	13,621	20,302
Total	$153,215	$190,943	$310,387	$454,077

(2)	To exclude adjustments for inventory step-up.

(3)	Adjustments for upfront and milestone-related payments to partners included the following (in thousands):

	Three Months Ended June 30,
	2018		2017
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$694	$—	$682	$—
Development-based	—	36,270	—	2,400
Total	$694	$36,270	$682	$2,400

	Six Months Ended June 30,
	2018		2017
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$1,350	$—	$1,351	$—
Development-based	—	36,946	—	4,826
Total	$1,350	$36,946	$1,351	$4,826

(4)	To exclude charges reflecting adjustments to excess inventory reserves related to our various restructuring initiatives.

(5)	Adjustments for separation benefits and other restructuring included the following (in thousands):

	Three Months Ended June 30,
	2018		2017
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Separation benefits	$3,983	$1,440	$609	$128
Accelerated depreciation and product discontinuation charges	18,045	—	—	—
Other	4,585	898	4,417	11,561
Total	$26,613	$2,338	$5,026	$11,689

	Six Months Ended June 30,
	2018		2017
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Separation benefits	$13,768	$16,836	$2,270	$19,255
Accelerated depreciation and product discontinuation charges	35,177	—	—	398
Other	4,886	4,883	4,417	13,045
Total	$53,831	$21,719	$6,687	$32,698

(6)	To exclude litigation-related settlement charges, reimbursements and certain settlements proceeds related to suits filed by our subsidiaries.

(7)	Adjustments for asset impairment charges included the following (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Goodwill impairment charges	$—	$206,143	$391,000	$288,745
Other intangible asset impairment charges	22,767	476,971	76,967	595,877
Property, plant and equipment impairment charges	—	41,930	3,216	44,384
Total asset impairment charges	$22,767	$725,044	$471,183	$929,006

(8)	Adjustments for acquisition and integration items primarily relate to various acquisitions. Amounts included the following (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Integration costs (primarily third-party consulting fees)	$—	$2,233	$—	$4,476
Acquisition costs	1,034	—	1,034	—
Other	—	7	—	2,460
Total	$1,034	$2,240	$1,034	$6,936

(9)	To exclude the impact of changes in the fair value of contingent consideration resulting from changes in market conditions impacting the commercial potential of the underlying products.

(10)	To exclude the loss on the extinguishment of debt associated with our April 2017 refinancing.

(11)	Other adjustments included the following (in thousands):

	Three Months Ended June 30,
	2018		2017
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$(574)	$—	$(3,233)
(Gain) loss on sale of business and other assets	—	(23,837)	—	—
Other miscellaneous	—	(3,596)	—	—
Total	$—	$(28,007)	$—	$(3,233)

	Six Months Ended June 30,
	2018		2017
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$(3,088)	$—	$(5,927)
(Gain) loss on sale of business and other assets	—	(23,837)	—	—
Other miscellaneous	(630)	(3,706)	—	1,759
Total	$(630)	$(30,631)	$—	$(4,168)

(12)
Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.

(13)	To exclude the results of the businesses reported as discontinued operations, net of tax in the Condensed Consolidated Statement of Operations.

(14)	Calculated as Net (loss) income from continuing operations divided by the applicable weighted average share number. The applicable weighted average share numbers are as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP EPS	223,834	223,158	223,677	223,086
Non-GAAP EPS	227,273	223,785	226,114	223,560

(15)
Depreciation and amortization per the Adjusted EBITDA reconciliations do not include certain depreciation amounts reflected in other lines of the reconciliations, including Acquisition-related and integration costs and Separation benefits and other restructuring.

(16)	To exclude Other income, net per the Consolidated Statement of Operations.

Reconciliation of Net Debt Leverage Ratio (non-GAAP)
The following table provides a reconciliation of our Net loss (GAAP) to our Adjusted EBITDA (non-GAAP) for the twelve months ended June 30, 2018 (in thousands) and the calculation of our Net Debt Leverage Ratio (non-GAAP):

Twelve Months Ended June 30, 2018
Net loss (GAAP)	$(1,031,443)
Income tax benefit	(159,159)
Interest expense, net	508,531
Depreciation and amortization (15)	705,265
EBITDA (non-GAAP)	$23,194

Inventory step-up and other cost savings	$365
Upfront and milestone-related payments	41,602
Inventory reserve increase from restructuring	8,369
Separation benefits and other restructuring	234,935
Certain litigation-related and other contingencies, net	204,774
Asset impairment charges	696,553
Acquisition-related and integration costs	2,235
Fair value of contingent consideration	52,777
Loss on extinguishment of debt	—
Share-based compensation	53,130
Other income, net	(39,986)
Other adjustments	(917)
Discontinued operations, net of tax	109,958
Adjusted EBITDA (non-GAAP)	$1,386,989

Calculation of Net Debt:
Debt	$8,267,210
Cash (excluding Restricted Cash)	1,098,788
Net Debt (non-GAAP)	$7,168,422

Calculation of Net Debt Leverage:
Net Debt Leverage Ratio (non-GAAP)	5.2

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These Non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP net income and its components and diluted earnings per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP adjusted EBITDA and Non-GAAP adjusted net income from continuing operations and its components (unlike GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amount of which could be significant.
See Endo's Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission for an explanation of Endo's non-GAAP financial measures.
About Endo International plc
Endo International plc (NASDAQ: ENDP) is a highly focused generics and specialty branded pharmaceutical company delivering quality medicines to patients in need through excellence in development, manufacturing and commercialization. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to the statements by Mr. Campanelli, as well as other statements regarding product development, market potential, corporate strategy, optimization efforts and restructurings, timing, closing and expected benefits and value from any acquisition, expected growth and regulatory approvals, together with Endo’s earnings per share from continuing operations amounts, product net sales, revenue forecasts and any other statements that refer to Endo’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo.
All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; Endo’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the timing or results of any pending or future litigation, investigations or claims or actual or contingent liabilities, settlement discussions, negotiations or other adverse proceedings; timing and uncertainty of any acquisition, including the possibility that various closing conditions may not be satisfied or waived, uncertainty surrounding the successful integration of any acquired business and failure to achieve the expected financial and commercial results from such acquisition; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Endo’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading "Risk Factors" in Endo’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 484-216-0000.
SOURCE Endo International plc
Media: Heather Zoumas-Lubeski, (484) 216-6829; Investors: Nina Goworek, (484) 216-6657
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